 Exhibit 99.1

Company Contact:
BK Technologies, Inc.
Timothy Vitou, President
(321) 984-1414

RELM Wireless Corporation Announces Name Change to BK Technologies, Inc.

NYSE American Ticker Symbol Changes to “BKTI”

WEST MELBOURNE, FL, June 4, 2018 – RELM Wireless Corporation (NYSE American: RWC) today announced that it is changing its name to BK Technologies, Inc., effective today. BK Technologies stock will begin trading on the NYSE American stock exchange under the new ticker symbol “BKTI” at the opening of trading on June 5, 2018. Shareholders approved the name change at the annual meeting of shareholders held on June 4, 2018.

The company name change resulted in a change to the CUSIP number for the Company’s outstanding shares of common stock. The new CUSIP number for such common stock is 09180A100. Outstanding stock certificates for shares of the Company continue to be valid and do not need to be exchanged.

BK Technologies President, Tim Vitou commented: “We are excited about formalizing the rebranding process that commenced last year. Changing our name to BK Technologies is an important step in creating better alignment between our corporate and product brands. Under our new corporate banner, we plan to move forward positively and aggressively to maximize the broad range of opportunities available to us in public safety technology.”

About BK Technologies

As an American manufacturer for over 70 years, BK Technologies is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. BK Technologies’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations. BK Technologies was one of the first manufacturers to develop P25-compliant technology.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our capital allocation strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.